Exhibit (a)(6)




                         GUIDELINES FOR CERTIFICATION OF
                         TAXPAYER IDENTIFICATION NUMBER
                             ON SUBSTITUTE FORM W-9



GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYOR. Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payor.

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FOR THIS TYPE OF ACCOUNT:                GIVE THE SOCIAL SECURITY NUMBER OF --

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1.   An individual's account             The individual

2.   Two or more individuals             The actual owner of the account or,
                                         if combined funds, the first individual
                                         on the account (1)

3.   Husband and wife (joint account)    The actual owner of the account or, if
                                         joint funds, either person (1)

4.   Custodian account of a minor)       The minor (2)
     (Uniform Gift to Minors Act

5.   Adult and minor (joint account)     The adult or, if the minor is the only
                                         contributor, the minor (1)

6.   Account in the name of guardian or  The ward, minor, or incompetent
     committee for a designated ward,    person (3)
     minor, or incompetent person

7a.  The usual revocable savings trust   The grantor-trustee (1)
     account (grantor is also trustee)

7b.  So-called trust account that is     The actual owner (1)
     not a legal or valid trust under
     State law

8.   Sole proprietorship account         The owner (4)

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FOR THIS TYPE OF ACCOUNT:                GIVE THE EMPLOYER IDENTIFICATION
                                         NUMBER OF --

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9.   A valid trust, estate, or pension   The legal entity (Do not furnish the
     trust identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)(5)

10.  Corporate account                   The corporation

11.  Religious, charitable, or           The organization
     educational organization account


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12.  Partnership account held in the     The partnership
     name of the business

13.  Association, club or other          The organization
     tax-exempt organization

14.  A broker or registered nominee      The broker or nominee

15.  Account with the Department         The public entity
     of Agriculture in the name of a
     public entity (such as a state
     or local government, school
     district, or prison) that receives
     agricultural program payments

              ____________________________________________________

(1)  List first and circle the name of the person whose number you furnish.

(2)  Circle the minor's name and furnish minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4)  Show the name of the owner.

(5)  List first and circle the name of the legal trust, estate or pension trust.
          Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.


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                         GUIDELINES FOR CERTIFICATION OF
                         TAXPAYER IDENTIFICATION NUMBER
                             ON SUBSTITUTE FORM W-9

OBTAINING  A  NUMBER

     If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service.

PAYEES  EXEMPT  FROM  BACKUP  WITHHOLDING
     Payees specifically exempted from backup withholding on ALL payments include the following:
          A corporation.
          A financial institution.
          An organization exempt from tax under section 501(a), an individual retirement plan or a custodial account under Section 403(b)(7). The United States or any agency or instrumentality thereof.
          A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
          A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
          An international organization or any agency or instrumentality thereof.
          A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
          A real estate investment trust.
          A common trust fund operated by a bank under section 584(a).
          An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
          An entity registered at all times under the Investment Company Act of 1940.
          A foreign central bank of issue.

PAYMENTS  NOT  GENERALLY  SUBJECT  TO  BACKUP  WITHHOLDING
     Payment of dividends and patronage dividends not generally subject to backup withholding include the following:
          Payments to nonresident aliens subject to withholding under section
               1441.
          Payments to partnerships not engaged in a trade or business in the
               U.S. and which have at least one nonresident partner.
          Payments of patronage dividends where the amount renewed is not paid in money.
          Payments made by certain foreign organizations.
          Payments made to a nominee.
          Payments of interest not generally subject to backup withholding include the following:
          Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payor's trade or business and you have not provided your correct taxpayer identification number to the payor.
          Payments of tax-exempt interest (including exempt-interest dividends under section 852).
          Payments described in section 6049(b)(5) to non-resident aliens. Payments on tax-free covenant bonds under section 1451.
          Payments made by certain foreign organizations.
          Payments made to a nominee.


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     EXEMPT  PAYEES  DESCRIBED  ABOVE  SHOULD  FILE  FORM  W-9 TO AVOID POSSIBLE
ERRONEOUS BACKUP WITHHOLDING. FILE THIS FORM WITH THE PAYOR, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE 'EXEMPT' ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYOR. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

     Certain payments, other than interest, dividends and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 604lA(a), 6045 and 6050A.

     PRIVACY ACT NOTICE -- Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payors who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payors must be given the numbers whether or not recipients are required to file tax returns. Payors must generally withhold 30% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payor. Certain penalties may also apply.

PENALTIES
     (1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your taxpayer identification number to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
     (2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDER. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
     (3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.


             FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX CONSULTANT
                        OR THE INTERNAL REVENUE SERVICE.


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